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                                                                    Exhibit 23.3


         CONSENT OF IRELAND SAN FILIPPO, INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 6, 1997, with respect to the financial statements of Radian Technology, Inc. as of December 27, 1996, and for the three years then ended, into this Registration Statement on Form S-4 of REMEC, Inc. dated March 25, 1999.


/s/ IRELAND SAN FILIPPO, LLP
IRELAND SAN FILIPPO, LLP


March 24, 1999